     As filed with the Securities and Exchange Commission on January 5, 2000

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                           CAMCO FINANCIAL CORPORATION
             -------------------------------------------------------
             (Exact name of registrant as specified in its Articles)

             Delaware                                    51-0110823
---------------------------------          ------------------------------------
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                   6901 Glenn Highway, Cambridge, Ohio    43725
              ----------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)



                  THE WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                             1997 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

                                Larry A. Caldwell
                           Camco Financial Corporation
                               6901 Glenn Highway
                              Cambridge, Ohio 43725
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (740) 435-2020
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                      Proposed maximum        Proposed maximum
Title of securities            Amount to be            offering price        aggregate offering          Amount of
to be registered               registered(1)            per share(2)              price(2)           registration fee(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock                      311,794                  $ 12.55               $ 3,913,015            $ 1,034
$1.00 par value per share

----------

(1) This Registration Statement shall also cover any additional shares of common stock which becomes issuable under the Westwood Homestead Financial Corporation 1997 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Camco Financial Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share at which such options may be exercised.

         The shares of common stock subject to options registered hereunder pertain to options which have been assumed by Camco Financial Corporation (the "Registrant") pursuant to an Agreement of Merger and Plan of Reorganization, dated as of August 6, 1999, among the Registrant, Westwood Homestead Financial Corporation ("WHFC") and The Westwood Homestead Savings Bank ("WHSB"). The options were originally granted to directors and employees of WHFC and WHSB under the Westwood Homestead Financial Corporation 1997 Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                  a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including all material incorporated by reference therein;

                  b. The Registrant's Quarterly Reports on Form 10-Q for the
                     fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, including all material incorporated by reference therein;

                  c. The Registrant's Current Report on Form 8-K filed with the
                     Commission on August 13, 1999;

                  d. The description of the Registrant's Common Stock to be
                     offered hereby contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on November 30, 1994, including any amendments or reports filed for the purpose of updating such description.

                  All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.


ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  a. Section 145 of the Delaware Code governs indemnification by a corporation and provides as follows:

                           (a) A corporation shall have power to indemnify any
                  person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                           (b) A corporation shall have power to indemnify any
                  person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless any and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                           (c) To the extent that a director, officer, employee
                  or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                           (d) Any indemnification under subsections (a) and (b)
                  (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                           (e) Expenses (including attorneys' fees) incurred by
                  an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in the Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                           (f) The indemnification and advancement of expenses
                  provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                           (g) A corporation shall have the power to purchase
                  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent or the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

                           (h) For purposes of this Section, references to "the
                  corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                           (i) For purposes of this Section, references to
                  "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

                           (j) The indemnification and advancement of expenses
                  provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           (k) The Court of Chancery is hereby vested with
                  exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

                  b. The Bylaws of the Registrant contain the following provisions with respect to the indemnification of directors and officers:

                  SECTION 7.01. MANDATORY INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation and any other (other than an assistant officer) or director (i) of a subsidiary of the corporation or (ii) of a subsidiary of any such subsidiary, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or of a subsidiary of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees , filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually or reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

                  SECTION 7.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the by-laws or elsewhere to the contrary notwithstanding:

                  (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interest of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                  (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this
Section 7.02.

                  SECTION 7.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the by-laws or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in
Section 7.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

                  SECTION 7.04. DETERMINATION REQUIRED. Any indemnification required under Section 7.01 and not precluded under Section 7.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it any attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or
(C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio, or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 7.04 at any time including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 7.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division
(C) of this Section 7.04 shall be evidence in rebuttal of the presumption recited in Section 7.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this
Section 7.04 to make indemnification respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio, or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

                  SECTION 7.05. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 7.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

                  (A) if it shall ultimately be determined as provided in
Section 7.04 that he is not entitled to be indemnified by the corporation as provided under Section 7.01; or

                  (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless any only to the extent that the Court of Common Pleas of Franklin County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

                  SECTION 7.06. ARTICLE SEVEN NOT EXCLUSIVE. The indemnification provided by this Article Seven shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the certificate of incorporation or any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  SECTION 7.07. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Seven.

                  SECTION 7.08. CERTAIN DEFINITIONS. For purposes of this Article Seven, and as examples and not by way of limitations:

                  (A) a person claiming indemnification under this Article Seven shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

                  (B) references to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" with the meaning of that term as used in this Article Seven.

                  SECTION 7.09. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article Seven may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Franklin County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio, in any such action, suit or proceeding.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.           EXHIBITS.

                    4.01 Westwood Homestead Financial Corporation 1997 Stock Option Plan.

                    4.02 The Registrant's Third Restated Certificate of Incorporation.

                    4.03 Certificate of Amendment to Registrant's Certificate of Incorporation, dated July 12, 1994.

                    4.04 Certificate of Amendment to Registrant's Certificate of Incorporation, dated September 23, 1996.

                    4.05 Certificate of Amendment to Registrant's Certificate of Incorporation, dated May 29, 1998.

                    4.06 Certificate of Amendment to Registrant's Certificate of Incorporation, dated December 20, 1999.

                    4.07      1987 Amended and Restated Bylaws of the
                              Registrant.

                    5.01      Opinion of Vorys, Sater, Seymour and Pease LLP.

                   23.01 Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.01).

                   23.02 Consent of Grant Thornton LLP, independent public accountants.


ITEM 9.           UNDERTAKINGS.

                  A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

                  (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Ohio, on December 29, 1999.

                                   CAMCO FINANCIAL CORPORATION


                                    By: /s/ Larry A. Caldwell
                                        ---------------------------
                                    Larry A. Caldwell

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                           Title                    Date
---------                           -----                    ----


/s/ Larry A. Caldwell              Director                 December 29, 1999
--------------------------
Larry A. Caldwell


/s/ Anthony J. Popp                Director                 December 29, 1999
--------------------------
Anthony J. Popp


/s/ James R. Hanawalt              Director                 December 29, 1999
--------------------------
James R. Hanawalt


/s/ Robert C. Dix, Jr.             Director                 December 29, 1999
--------------------------
Robert C. Dix, Jr.


/s/ Samuel W. Speck                Director                 December 29, 1999
--------------------------
Samuel W. Speck


/s/ Jeffrey T. Tucker              Director                 December 29, 1999
--------------------------
Jeffrey T. Tucker


/s/ Kenneth R. Elshoff             Director                 December 29, 1999
--------------------------
Kenneth R. Elshoff


/s/ Eric G. Spann                  Director                 December 29, 1999
--------------------------
Eric G. Spann


/s/ Paul D. Leake                  Director                 December 29, 1999
--------------------------
Paul D. Leake


/s/ Gary Crane                     Chief Financial          December 29, 1999
--------------------------         Officer
Gary Crane

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.      Exhibit
-----------      -------
     4.01        Westwood Homestead Financial Corporation 1997 Stock
                 Option Plan

     4.02        The Registrant's Third Restated Certificate of
                 Incorporation.

     4.03 Certificate of Amendment to Registrant's Certificate of Incorporation, dated July 12, 1994.

     4.04 Certificate of Amendment to Registrant's Certificate of Incorporation, dated September 23, 1996.

     4.05 Certificate of Amendment to Registrant's Certificate of Incorporation, dated May 29, 1998.

     4.06 Certificate of Amendment to Registrant's Certificate of Incorporation, dated December 20, 1999.

     4.07        1987 Amended and Restated Bylaws of the Registrant.           Incorporated by reference to Camco's Annual
                                                                               Report on Form 10-KSB for the fiscal year ended
                                                                               December 31, 1995, filed with the Securities and
                                                                               Exchange Commission on April 1, 1996. Exhibit 3(iii).
     5.01        Opinion of Vorys, Sater, Seymour and Pease LLP.

    23.01        Consent of Vorys, Sater, Seymour and Pease LLP
                 (included in Exhibit 5.01).

    23.02 Consent of Grant Thornton LLP, independent public accountants.